UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, Anne L. Mariucci notified CoreCivic, Inc., a Maryland corporation (the “Company”) of her intent not to stand for re-election as a member of the Board of Directors of the Company (the “Board”). Ms. Mariucci will serve her remaining term but will resign from the Board, including from her service on the Board’s Audit and Compensation Committees, at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Mariucci’s decision to not stand for re-election and resign from the Board is a result of her desire to devote more time to her other professional commitments, and not the result of any disagreement with the Company on any matter relating to Company operations, policies or practices. In connection with Ms. Mariucci’s resignation, the size of the Board will decrease from eleven to ten directors, effective as of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 28, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle Executive Vice President and Chief Financial Officer